Exhibit 10.3

RESTRICTED STOCK AGREEMENT BY AND BETWEEN

SIGNATURE GROUP HOLDINGS, INC. AND G. CHRISTOPHER COLVILLE

SIGNATURE GROUP HOLDINGS, INC.

2006 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of May 3, 2013 (the “Award Date”) by and between Signature Group Holdings, Inc., a Nevada corporation (the “Corporation”), and G. Christopher Colville (the “Grantee”).

W I T N E S S E T H

WHEREAS, pursuant to the Signature Group Holdings, Inc. 2006 Performance Incentive Plan (the “Plan”), as amended, the Corporation hereby grants to the Grantee, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan; and

NOW THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Plan.

2. Grant. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Grantee an Award with respect to an aggregate of Two Hundred Fifty Thousand (250,000) restricted shares of Common Stock of the Corporation (the “Restricted Stock”).

3. Vesting. The Restricted Stock shall vest as follows: (i) the first installment of 125.000 shares shall vest on November 3, 2013, and (ii) the final installment of $125,000 shares shall vest on May 3, 2014; provided, however, that the Restricted Stock shall be subject to restrictions on transfer pursuant to Section 6 of this Award Agreement. Notwithstanding anything to the contrary, in the event that you are not re-elected to the Company’s Board of Directors for any reason at the 2013 Annual Meeting of Stockholders (or any adjournment or postponement thereof), the Shares shall immediately accelerate in full and repurchase right of the Company for any unvested shares under this Agreement shall lapse with respect to such unvested Shares.

4. Employment. Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Grantee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement or other agreement with the Corporation.

5. Dividend and Voting Rights. After the Award Date, the Grantee shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 hereof.

6. Restrictions on Transfer and Sale. Prior to the time they have become vested pursuant to Section 3 hereof, or Section 7 of the Plan (the “Restricted Transfer and Sale Date”), neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 8 hereof) may not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation or (b) transfers by will or the laws of descent and distribution, provided, however that any Restricted Stock so transferred shall remain subject to all other transfer restrictions until the Restricted Transfer and Sale Date.

7. Stock Certificates.

(a) Book Entry Form. The Corporation shall, in its discretion, issue the shares of Restricted Stock subject to the Award either (i) in certificate form as provided in Section 7(b) below or (ii) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b) Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Grantee by the Corporation prior to the Restricted Transfer and Sale Date shall be immediately redelivered by the Grantee to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed. Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under a Restricted Stock Award Agreement entered into between the registered owner and Signature Group Holdings, Inc. A copy of such Agreement is on file in the office of the Secretary of Signature Group Holdings, Inc.”

(c) Delivery of Certificates upon Lapse of Restrictions. Promptly after the lapse of the restrictions on any shares of Restricted Stock pursuant to Section 6 hereof, the Change in Control Agreement, or Section 7 of the Plan and the satisfaction of any and all related tax withholding obligations pursuant to Section 9 hereof, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form or deliver to the Grantee a certificate or certificates evidencing the number of shares of Restricted Stock for which the transfer and sale restrictions in Section 6 have lapsed. The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee’s death or disability, as the case may be) shall deliver to the Corporation any written statements or agreements required pursuant to Section 8.1 of the Plan. The shares so delivered shall no longer be restricted shares hereunder.

8. Adjustments upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number and kind of securities that may become vested under the Award. If any such adjustment is made under Section 7.1 of the Plan or an event described in Section 7.3 of the Plan shall occur, and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of

Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

9. Tax Withholding. The Corporation (or any of its Subsidiaries last employing the Grantee) shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock.

10. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by or ceases to provide services to the Corporation or a Subsidiary, notice shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.

11. Plan. The Award and all rights of the Grantee under this Award Agreement are subject to all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement. The Grantee acknowledges reading and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. In the event of a conflict or inconsistency between the terms and condition of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

12. Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement with respect to the subject matter hereof and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Award Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Grantee’s rights under this Agreement requires the consent of the Grantee in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.

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IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.

SIGNATURE GROUP HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Kyle Ross
Kyle Ross
Chief Financial Officer

GRANTEE

/s/ G. Christopher Colville
Signature

G. Christopher Colville
Print Name